UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                                ______________

                                   FORM 8-K
                               CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of The
                     Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): April 28, 2005



                         AUTOMATIC DATA PROCESSING, INC.
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           (Exact name of registrant as specified in its charter)

  Delaware                       1-5397                        22-1467904
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  (State or other                (Commission                   (IRS Employer
  jurisdiction of                File Number)                  Identification
  incorporation)                                               No.)



One ADP Boulevard, Roseland, New Jersey                              07068
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(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code:  (973) 974-5000
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                                   N/A
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        (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement

         On April 28, 2005, Automatic Data Processing, Inc., a Delaware corporation (the "Company" or "ADP") entered into a letter agreement with Arthur
F. Weinbach, Chairman and Chief Executive Officer of ADP, which sets forth certain understandings and arrangements with respect to the employment relationship of Mr. Weinbach with ADP.

         The agreement provides for successive one-year terms unless terminated by the Company or Mr. Weinbach at least six months prior to the end of the applicable one-year term. Mr. Weinbach's annual base salary is to be no less than $850,000, and his annual target bonus is to be no less than $750,000.
The actual bonus paid to Mr. Weinbach is based upon his accomplishment of pre-established performance goals established by the Compensation Committee of ADP's Board of Directors. The agreement provides that Mr. Weinbach is to be granted performance-based restricted stock awards for a number of shares so that restrictions may lapse in each fiscal year of the Company on shares with a market value on the date of the award of at least $1,000,000. The agreement also provides that Mr. Weinbach will at all times own sufficient shares of restricted stock such that restrictions may lapse during each of the following two fiscal years on a number of shares having a market value on the date of their award of at least $1,000,000. In the event of Mr. Weinbach's retirement, he will continue to own his restricted stock, and the restrictions on such stock will continue to lapse in the same manner as would have occurred had he continued to be an employee of ADP. The agreement further provides that Mr. Weinbach is to be granted, on an annual basis, a minimum of 170,000 options to purchase shares of Common Stock of ADP, which options shall vest on the schedule determined by the Compensation Committee of ADP's Board of Directors, and that all options to purchase Common Stock not yet vested at the time of Mr. Weinbach's retirement would fully vest upon his retirement. Mr Weinbach is also entitled to participate in all of ADP's then-current pension, 401(k), medical and health, life, accident, disability and other insurance programs, stock purchase and other plans and arrangements that are generally available to other ADP executives. If the Company terminates Mr. Weinbach's employment without cause, then he is entitled to receive his base salary for 18 months and continue to vest in his restricted stock awards and stock options. If Mr. Weinbach's employment is terminated following a "change in control" (as defined in the letter agreement) of the Company, he will receive a termination payment equal to a percentage, ranging from 300% if such termination occurs within two years after such change in control to 100% if it occurs after the third year, of his annual base salary and his "current total annual compensation" (as defined below). In addition, all of his stock options will become fully vested and all of his restricted stock having restrictions lapsing within three years after such termination shall have such restrictions automatically removed.

         Mr. Weinbach's "current total annual compensation" equals his highest rate of annual salary during the calendar year in which his employment terminates or the year immediately prior to the year of such termination plus his average annual bonus compensation earned in respect of the two most recent calendar years immediately preceding the calendar year in which his employment terminates. Mr. Weinbach's employment agreement provides that in the event any payment from the Company to him results in the imposition of an excise tax under section 4999 of the Code, he will receive an additional payment such that after the payment of all such excise taxes and any taxes on the additional payments he will be in the same after-tax position as if no excise tax had been imposed.

         A copy of this letter agreement is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits

       (c)        Exhibits

The following exhibits are filed as part of this Report on Form 8-K:

-------------------- ----------------------------------------------------------
      Exhibit                          Description
      Number
-------------------- ----------------------------------------------------------
       10.1 Letter Agreement, dated as of April 28, 2005 between Automatic Data Processing, Inc. and Arthur F. Weinbach (Management Contract)
-------------------- ----------------------------------------------------------

                                SIGNATURE
                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2005

                                                AUTOMATIC DATA PROCESSING, INC.


                                                By: /s/ Karen E. Dykstra
                                                -------------------------------
                                                Name:   Karen E. Dykstra
                                                Title:  Chief Financial Officer

                               Exhibit Index

--------------------------- ---------------------------------------------------
      Exhibit Number                   Description
--------------------------- ---------------------------------------------------
           10.1 Letter Agreement, dated as of April 28, 2005 between Automatic Data Processing, Inc. and Arthur F. Weinbach (Management Contract)
--------------------------- ---------------------------------------------------